News Release FOR IMMEDIATE RELEASE Media Information Contact: Investor Relations Contacts: Kim Doran Chuck Coppa, CFO Quixote Group American Power Group Corporation 336-413-1872 781-224-2411 kdoran@quixotegroup.com ccoppa@americanpowergroupinc.com Mike Porter Porter, LeVay, & Rose, Inc. 212-564-4700 mike@plrinvest.com American Power Group Appoints Matt Van Steenwyk As A New Board Member Lynnfield, MA – July 27, 2015 - American Power Group Corporation (OTCQB: APGI) announced that Matt Van Steenwyk has joined the Company’s Board of Directors, effective July 21, 2015. Matt Van Steenwyk has been Managing Director of Longbow Technology Ventures (www.Ltvcorporate.com), a technology investment fund located in Las Vegas, NV since 2010 and is a director and partner at Northern Cross Partners, a Los Angeles based merchant bank offering financial and operation advisory services to companies in the small and middle market since 2012. Mr. Van Steenwyk has over twenty-five years of investing and operating experience across multiple industries with a strong focus on energy related industries. After graduating from the United States Air Force Academy, Mr. Van Steenwyk flew jet fighters during the Cold War and later went on to oversee a six billion dollar procurement/fighter replacement project for the Air Force. In 1986, he left the Air Force to join a small firm in the energy services sector. There, he was part of the executive team that built the company into what is now global firm with over 1,400 employees and operations in Canada, Europe, the Middle East, Asia Pacific, Latin America and the United States. Mr. Van Steenwyk directly owns and/or has a beneficial interest through several investment vehicles he controls approximately 12.7 million shares of American Power Group Corporation’s common stock. Maury Needham, American Power Group’s Chairman of the Board of Directors, stated, "We are extremely pleased that in addition to his substantial financial investment in American Power Group Matt has agreed to join our Board. Matt brings a wealth of expertise and experience in the global energy and energy services sectors with particular focus in the areas of oil and gas exploration and production. Matt will provide valuable industry insight as we accelerate our Fueled By Flare™ initiatives for both vehicular and stationary applications in the Bakken region of North Dakota as well as other regions of the United States. About American Power Group Corporation American Power Group’s alternative energy subsidiary, American Power Group, Inc., provides a cost-effective patented Turbocharged Natural Gas® conversion technology for vehicular, stationary and off-road mobile diesel engines. American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and liquefied natural gas; (2) diesel fuel and compressed natural gas; (3) diesel fuel and pipeline or well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces up to 75% of the normal diesel fuel consumption with the average displacement ranging from 40% to

American Power Group Corporation Press Release July 27, 2015 Page 2 65%. The energized fuel balance is maintained with a proprietary read-only electronic controller system ensuring the engines operate at original equipment manufacturers’ specified temperatures and pressures. Installation on a wide variety of engine models and end-market applications require no engine modifications unlike the more expensive invasive fuel- injected systems in the market. See additional information at: www.americanpowergroupinc.com. Caution Regarding Forward-Looking Statements and Opinions With the exception of the historical information contained in this release, the matters described herein contain forward- looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements and opinions. These risk factors include, but are not limited to, the fact that, if the conversion conditions are not satisfied, the Subordinated Contingent Convertible Promissory Notes will not automatically convert into equity securities and we may be required to repay the principal and interest thereon, our dual fuel conversion business has lost money in the last six consecutive fiscal years, the risk that we may require additional financing to grow our business, the fact that we rely on third parties to manufacture, distribute and install our products, we may encounter difficulties or delays in developing or introducing new products and keeping them on the market, we may encounter lack of product demand and market acceptance for current and future products, we may encounter adverse events economic conditions, we operate in a competitive market and may experience pricing and other competitive pressures, we are dependent on governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the risk that we may not be able to protect our intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, the fact that our stock is thinly traded and our stock price may be volatile, the fact that we have preferred stock outstanding with substantial preferences over our common stock, the fact that the conversion of the preferred stock and the exercise of stock options and warrants will cause dilution to our shareholders, the fact that we incur substantial costs to operate as a public reporting company and other factors that are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 30, 2014 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.